Exhibit 99.1

CELLULAR BIOMEDICINE GROUP, INC. STOCKHOLDERS APPROVE MERGER

ROCKVILLE, MD and SHANGHAI, China (February 8, 2021) – Cellular Biomedicine Group, Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”) announced that, at the Company’s special meeting of stockholders held today, its stockholders approved the proposal to adopt the previously announced Agreement and Plan of Merger, dated as of August 11, 2020 (the “Merger Agreement”), by and among CBMG, CBMG Holdings (“Parent”) and CBMG Merger Sub Inc., a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into CBMG (the “Merger”), with CBMG surviving the Merger as a wholly-owned subsidiary of Parent. Upon the closing of the Merger, CBMG’s stockholders will receive $19.75 per share in cash for each share of CBMG common stock they own.

At the special meeting, more than 99% of votes cast were voted in favor of adopting the Merger Agreement. Shares voting in favor of adopting the Merger Agreement also included a majority of the outstanding shares of CBMG common stock entitled to vote at the special meeting and owned by CBMG’s stockholders other than members of the buyer consortium and their respective affiliates. CBMG’s stockholders also voted in favor of the proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to CBMG’s named executive officers in connection with the Merger. The final voting results for all proposals will be filed with the Securities and Exchange Commission in a Current Report on Form 8-K.

The Merger is expected to be completed in February 2021, subject to satisfaction or waiver of the remaining closing conditions. Shares of CBMG common stock will be delisted from NASDAQ upon completion of the Merger.

About Cellular Biomedicine Group, Inc.

Cellular Biomedicine Group, Inc. (Nasdaq: CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. The company conducts immuno-oncology and stem cell clinical trials in China using products from its integrated GMP laboratory. The Company’s GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards. Its Shanghai facility includes a “Joint Laboratory of Cell Therapy” with GE Healthcare and a “Joint Cell Therapy Technology Innovation and Application Center” with Thermo Fisher Scientific. These partnerships focus on improving manufacturing processes for cell therapies. CBMG currently has ongoing CAR-T Phase I clinical trials in China. The China NMPA (formerly CFDA) approved the Company’s IND application for a Phase II trial for AlloJoin®, CBMG’s “Off-the-Shelf” allogenic haMPC therapy for the treatment of Knee Osteoarthritis (KOA), and has accepted the Company’s IND application for a Phase II trial for ReJoin® autologous haMPC therapy for the treatment of KOA. The NMPA has also accepted CBMG’s dossier for an IND application for clinical trials of anti-BCMA CAR-T. CBMG is included in the broad-market Russell 3000® Index the small-cap Russell 2000® Index and the Loncar China BioPharma index. To learn more about CBMG, please visit www.cellbiomedgroup.com.

Forward-Looking Statements

Statements in this communication relating to plans, strategies, specific activities, and other statements that are not descriptions of historical facts, including our statements regarding the completion of the Merger and targeted timing are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include any risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including risks relating to the impact of the COVID-19 pandemic on our operations, including risks associated with the evolving COVID-19 pandemic and actions taken in response to it. Such statements are based on the current beliefs and expectations of the management of CBMG and are subject to significant risks and uncertainties outside of CBMG’s control. These risks and uncertainties include the possibility that the anticipated benefits from the proposed transaction will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the Merger Agreement; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the proposed transaction; the retention of certain key employees at CBMG; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; the impact of the proposed transaction on the Company’s credit rating; and other risks described in CBMG’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, CBMG does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Company/Investor Contact:

Sarah Kelly

Investor Relations, CBMG

Phone: (301) 825-5320

Email: sarah.kelly@cellbiomedgroup.com